UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

CBOT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-72184	36-4468986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 West Jackson Boulevard, Chicago, Illinois	60604
(Address of Principal executive offices)	(Zip Code)

(312) 435-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 8.01 Other Events.

On April 22, 2005, the Board of Trade of the City of Chicago, Inc. (the “CBOT”) completed a series of restructuring transactions, which, among other things resulted in the CBOT being changed from a not-for-profit, nonstock corporation into a for-profit, stock holding company, CBOT Holdings, Inc. (“CBOT Holdings”), and a for-profit, exchange subsidiary, the CBOT, as more fully explained in the proxy statement and prospectus (the “Proxy Statement/Prospectus”) contained within the Registration Statement on Form S-4, Registration No. 333-72184, filed by CBOT Holdings, as declared effective by the Securities and Exchange Commission on February 14, 2005 (the “Restructuring Transactions”). In addition, as described more fully in the Proxy Statement/Prospectus, the Restructuring Transactions implemented certain changes to the CBOT’s corporate governance structure, including, among other things, new mechanisms for initiating and voting on stockholder and member proposals, a modest reduction in the size of the board of directors of the CBOT and modifications to the nomination and election process for directors as well as the terms of office and qualifications of directors, and created a framework to facilitate the creation of public markets for the equity securities of CBOT Holdings and engage in capital-raising transactions and other securities issuances following a subsequent approval by the stockholders of CBOT Holdings.

As a result of the Restructuring Transactions, each CBOT member received shares of Class A common stock of CBOT Holdings, designated in three series to be known as Series A-1, A-2 and A-3, and one of the five series of Class B memberships in the CBOT that corresponds to the class of CBOT membership currently held (including, in the case of the Series B-1 membership, the Chicago Board Options Exchange exercise right privilege, as applicable). The number of shares of Class A common stock of CBOT Holdings received by each member was determined in accordance with the settlement of the lawsuit brought against the CBOT by certain Associate Members, Government Investment Market Memberships, or “GIMs,” Index, Debt and Energy Market Memberships, or “IDEMs,” and Commodity Options Market Memberships, or “COMs,” regarding the allocation of equity ownership interests among the classes of CBOT members pursuant to the contemplated restructuring strategy. Immediately following completion of the Restructuring Transactions, the only holders of Class A common stock of CBOT Holdings and the Series B membership in the CBOT were the former Full and Associate Members, GIMs, IDEMs and COMs of the CBOT.

In connection with the completion of the Restructuring Transactions, on April 22, 2005, Mr. Charles P. Carey and Mr. Bernard W. Dan were removed as the sole directors of CBOT Holdings and each of the directors of the CBOT immediately prior to the completion of the Restructuring Transactions, including Peter F. Borish, John E. Callahan, Charles P. Carey, James E. Cashman, Mark E. Cermak, Jackie Clegg, Brent M. Coan, Robert F. Corvino, Bernard W. Dan (non-voting), James A. Donaldson, Larry G. Gerdes, James P. McMillin, Nickolas J. Neubauer, C. C. Odom, II, M.B. Oglesby, Jr., Frank S. Serrino, Michael D. Walter, and Charles M. Wolin, were elected to the board of directors of CBOT Holdings. In addition, Messrs. Carey and Corvino were elected to serve as Chairman of the Board and Vice Chairman of the Board, respectively.

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In connection with the completion of the Restructuring Transactions, on April 22, 2005, the board of directors of CBOT Holdings designated an audit committee, executive committee and human resources committee of the board of directors of CBOT Holdings and appointed each of the directors who served on the corresponding committee of the board of directors of the CBOT immediately prior to completion of the Restructuring Transactions to each such committee of the board of directors of CBOT Holdings.

Mr. Corvino receives compensation from the CBOT in exchange for his service as a market-maker with respect to swap and agency futures contracts. In 2004, Mr. Corvino earned $74,830 for serving in such capacity.

Item 7.01 Regulation FD Disclosure.

On or about April 22, 2005, the CBOT made available to its members a notice regarding the completion of the Restructuring Transactions, including by means of posting on the CBOT’s intranet site, MemberNet, which is set forth as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit Description
99.1	Notice Regarding Completion of the Restructuring Transactions

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOT HOLDINGS, INC.

By:	/s/ Bernard W. Dan
Bernard W. Dan
President and Chief Executive Officer

Date: April 22, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Notice Regarding Completion of the Restructuring Transactions